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                                                                  Exhibit 10.10

                       CONTRACT FOR NETWORK MANAGER SERVICES


     THIS CONTRACT is between the State of Indiana, by and through the Intelenet Commission, a body corporate and politic created pursuant to Indiana Code 5-21-1-1 ET. SEQ. by the Indiana General Assembly, hereinafter referred to as the Commission, and Indiana Interactive, Inc., a for-profit Indiana corporation, without seal, hereinafter referred to as I@I.

     WHEREAS, the Access Indiana Committee worked diligently on the Access Indiana project on behalf of the various state funded governmental entities and all state governmental offices to create this opportunity for providing electronic (enhanced) access to public information for Indiana citizens in the most cost-effective, progressive, and cooperative means possible; and

     WHEREAS, the Access Indiana project is poised to become a significant public access, economic development and educational tool for the State and its residents; and

     WHEREAS, the Access Indiana project will significantly benefit the State through:

     a.   Increased public services with minimal use of tax dollars;

     b.   Electronic (enhanced) public access to State governmental data;

     c. Equality of access to State government data regardless of geographic location;

     d. Increased efficiency of State government agencies and offices without budget increases;

     e. Providing additional resources to State agencies and offices as the Access Indiana project grows;

     f. Providing additional resources for the State to assist in its information management and access functions; and

     g. Providing a base of Network services, as determined by the Governing Body, for which no access fee will be charged; and

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     WHEREAS, in order to effectuate electronic access throughout the State, the Commission issued Broad Agency Announcement 95-39 dated December 19, 1994, along with amendments dated January 10, 199S (A-1), February 17, 1995 (A-2) and March 1, 1995 (A-3), hereinafter collectively the BAA, seeking proposals for a private network manager; and

     WHEREAS, I@I submitted a proposal in response to the BAA, and such proposal was determined by the Access Indiana Committee to be the one best-suited to the goals of the State and the needs of the Access Indiana project. The proposal is hereinafter referred to as the I@I Proposal; and

     WHEREAS, the State desires to enter into a contract with I@I for I@I to serve as the network services manager to establish, develop, operate, maintain and fulfill the electronic gateway service component of the Access Indiana project (which is hereinafter referred to as the Network) as mutually agreed to by I@I and the Commission for increased electronic access by Indiana residents, businesses, and other state government agencies to public and other useful and relevant information;

     NOW THEREFORE, the parties agree as follows:

     1.   PURPOSE OF NETWORK.

     The purpose of the Network and this Contract may be summarized as follows:

     a. To create and provide a significant and diligently promoted public service to Indiana citizens and businesses by: (1) increasing accessibility to government data and other useful information and services through electronic means; and (2) promoting economic development by increasing ease of access to government data and other useful information and by promoting the sharing of that information.

     b. To provide such public service without increasing the tax burden on the citizens of Indiana, through utilization of private capital and management and appropriate payment for the same.

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     2.   LIMITATION OF PURPOSE.

     I@I shall engage solely in the business or businesses expressly approved by the Network Governing Body established by the Commission (hereinafter, 'Governing Body') which shall initially be only and solely the start-up, operation, maintenance and expansion of the Network. I@I shall furnish the Governing Body with certified copies of Articles of Incorporation reflecting this limitation of purpose at the time of presenting this Contract for state of Indiana approvals.

     3.   TERM OF CONTRACT.

     This Contract shall be for a term of five (5) years, commencing August ___, 1995 and expiring at 12:00 a.m., August ___, 2000, unless earlier terminated by the Commission for cause.

     This Contract may be renewed, or amended and renewed, for up to an additional five (5) years. The Commission shall give written notice of the renewal to I@I no later than July 31, 1999 unless otherwise mutually agreed to by the parties in writing.

     The term "Contract" as used in this Agreement shall mean the initial term, together with any renewal term(s) which are approved.

     Prior to the end of the Contract term or renewal as is applicable, I@I covenants to the State to make an orderly transition of the Network and to perform any and all tasks in good faith which are necessary to preserve the integrity of the Network operations. I@I shall make every reasonable effort to ensure that any such Network transition shall be performed in a professional and business like manner, and shall comply with the reasonable requests and requirements of the Commission, Governing Body, data-providing state governmental entities (hereinafter DPE's) and the successor network services manager, if any, to guarantee a successful, unhindered transfer.

     4.   RELATIONSHIP OF PARTIES.

     Notwithstanding any other provisions contained herein, both parties hereto, in the performance of this Contract, will be acting in an individual capacity and not as agents, employees, partners, joint venturers or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever. Neither party will assume any liability for any injury (including death)

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to any persons, or any damage to any property arising out of the acts or omissions of the agents, employees, or subcontractors of the other party.

     I@I is solely liable for all labor and expenses in furtherance of such performance.

     I@I may become an agent of the Commission or a DPE only by the expressed written consent of the Commission or a DPE.

     I@I will not pledge any assets of the State in its care, custody or control, or cause any type of lien to attach to such.

     5.   HARDWARE, SOFTWARE AND ACCESS LINES.

     I@I will provide hardware, and provide or develop software as enumerated and described in the I@I proposal, and such other hardware and software necessary to make the Network fully operational in accord with this Contract and all other agreements between I@I and the DPE's. In accordance with the BAA, the State shall be entitled to obtain a perpetual right to use only license and a complete copy of all application and network software, documentation and source code related thereto and utilized in operating the Network, (whether originally developed by I@I, or one of its 'Sister Network Companies' including, but not necessarily limited to, the Kansas Information Consortium and Nebrask@ Interactive, Inc.), but not software or documentation created by third parties and purchased by I@I together with any software updates or upgrades made by I@I or one of its Sister Network Companies while I@I operates the Network, to any software used to operate the Network (hereinafter collectively "The Software") upon completion of the initial five
(5) year term, August ___, 2000. The Software shall be delivered to the Governing Body no later than August ___, 2000 or as otherwise agreed to mutually by the parties.

     Upon termination or expiration of this Contract all Network and manager records, work papers, plans, correspondence, operations documentation, customer lists, customer account information, financial information and any other records or documentation of any kind (hereinafter collectively 'records') shall be delivered to the Governing Body within thirty (30) days after termination or expiration and shall become the exclusive property of the State, if not already such.

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     I@I will be responsible during the term of this Contract for maintaining all Network hardware and software and records, including items provided to the Commission, to a DPE or to their contractors or subcontractors. Items provided to any entity by I@I will be maintained as agreed to between I@I and the affected entity.

     6.   CONNECTIONS BETWEEN NETWORK AND STATE AGENCIES.

     Costs associated with and maintenance of communication links from state facilities to I@I facilities for Network purposes, including but not limited to leased circuits from telephone or cable companies, shall be paid as expenses from the Network revenue account. Communication links from state facilities to I@I facilities shall be procured from the Commission's preferred providers except as otherwise agreed to by the Commission.

     7.   NETWORK SERVICE.

     I@I, on behalf of the Commission and as directed by the Governing Body, shall use best efforts to negotiate with DPE's and obtain their approval through written interagency agreements (hereinafter, agreement) to implement electronic access for the public. The terms of this Contract, and the documents and exhibits incorporated herein by reference, shall be deemed as included in any DPE agreement whether or not specific reference is made. The terms of this Contract shall govern any DPE agreement in the event of a conflict unless there is an express written waiver from the Governing Body to deviate from the Contract in the DPE agreement.

     Through the separate DPE agreements, the DPE and the Governing Body, in full consideration of the DPE's statutory limitations and the DPE's stated operational requirements, shall establish charges for and other conditions of implementing electronic access. I@I shall direct payments for such access to the DPE and/or the Commission but only as instructed by the Governing Body in writing.

     The DPE agreement shall at a minimum address the following issues: the costs the DPE will charge for access, and which will be paid as expenses from the Network revenue account for information access to be provided, the time period and means by which DPE's will be paid from the Network revenue account for access, the criteria which the DPE and I@I will utilize for system development, testing and acceptance in order to assure the reliability of the Network,

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procedures and means for protection of data, Network security, a project work plan, a schedule with dates of events, specific confidentiality and privacy requirements, type and content of management and financial reports to be delivered, training, marketing plan, network performance criteria and the DPE's rights of termination along with any other reasonable special requirement to successfully implement and operate electronic access to the DPE's data.

     Payments to the Governing Body or to DPE's for DPE access shall be due from the Network revenue account and paid within sixty (60) calendar days from the usage or sale date unless a shorter period is specified in Indiana statutes or in the DPE agreement. The Governing Body will reasonably cooperate in assisting electronic access to DPE's, which may, in the sole discretion of the Governing Body, be funded by the State in appropriate circumstances. After negotiating any DPE agreement, the DPE agreement shall be presented by I@I to the Governing Body for its approval. When a DPE agreement is presented to the Governing Body, I@I shall also present to the Governing Body a recommendation for prices to be charged users for the applicable Network service. The DPE shall be responsible for obtaining any and all other State approvals as may be required under Indiana law to enter into the interagency agreement following Governing Body approval.

     I@I shall be authorized to execute subscription contracts on behalf of the Commission. The basic form shall be approved by the Governing Body.

     8.   REGULATION OF RATES BY THE STATE.

     Any charges for Network services shall be subject to the final approval of the Governing Body for fairness, reasonableness and appropriateness. THE SUGGESTED RATES SET FORTH IN I@I'S PROPOSAL SHALL IN NO WAY BE BINDING ON THE GOVERNING BODY IN SETTING RATES IN THIS CONTRACT OR IN A DPE AGREEMENT. In setting rates the Governing Body shall consider the following factors:

     a. A commitment to the public policy requirement to provide electronic access to public records at the most reasonable rate possible.

     b. That the rates to be charged may be adjusted to permit funding of special projects and enhancement of public service.

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     c.   The entrepreneurial and start-up nature of the business and attendant risk of capital for I@I and the need to earn an acceptable rate of return.

     d. The need to invest in the reasonable expansion of and improvement in network and information services.

     e.   The need of I@I to earn a reasonable profit on Network operations.

     f. Any other reasonable factor which in the opinion of the Governing Body should be considered.

     Such rates will thereafter be subject to periodic review and adjustment by the Governing Body. Recommendations for amended rates shall be made by I@I to the Governing Body as deemed necessary or desirable.

     The maximum fees that users shall pay will be approved by the Governing Body. These fees may be reduced at the discretion of I@I as an inducement to increase usage of the Network, but any such reduction is subject to review and approval of the Governing Body.

     In the event that costs which I@I pays DPE's for data or data access are reduced or increased as result of legislation or administrative changes, such reductions or increases shall be passed on directly to Network users unless otherwise approved in writing by the Governing Body or unless to do so would otherwise violate applicable Indiana law.

     9.   NETWORK MANAGER REMUNERATION.

     Within the framework of the rate-setting procedure addressed in section 8 above, the disbursement of all funds received by I@I as a result of the operation of this Contract will be as follows unless otherwise mutually agreed to between I@I and the Governing Body in writing:

     a. 2% of gross revenue to the Commission as determined by the Governing Body for electronic access to information.

     b.   Payments to DPE's in accordance with interagency agreements.

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     c.   I@I will be entitled to retain any sums remaining after payment of all
Network operating and administrative expenses.

     d. In addition to amounts paid and to be paid from the Network revenue account for Network expansion and improvement, the Governing Body may direct I@I to expend up to 25% of net earnings, if there are net earnings, of the Network on special projects for Network enhancements, at the Governing Body's sole discretion.

     10.  CHANGES IN NETWORK.

     A planned material change in Network operations cannot be made by I@I without the prior written consent of the Governing Body. A "material change" includes, but is not limited to, a change which increases response time to inquiries, adds to the complexity of system use, diminishes services provided to users, or results in a comparable impact on operations noticeable by users. I@I will provide to the Governing Body at least thirty (30) days, prior written notice of a planned material change in Network operations.

     11.  NOTICES.

     The Executive Director of the Commission is hereby designated by the Commission as the person to receive legal notices hereunder. The I@I contact person shall be the President of I@I. Each party may change its designation for notice following written notice to the other party to this Contract.

     Notices by the parties to one another shall be given in writing to the persons identified above or to such other persons as may be subsequently identified in a written notice. Such notices shall be effective on the date of receipt if sent by U.S. first-class or restricted delivery mail, postpaid, or by any reputable overnight delivery service, prepaid. However, notices pertaining to legal matters including, but not necessarily limited to, termination, default or liability, shall be sent in compliance with applicable law and via prepaid, certified mail, return receipt requested.

     12.  FINANCES AND RECORDS.

     All I@I documents and records (as defined in section 5 above), by whatever name and in whatever form, pertaining to operation of the Network will be available for inspection, auditing

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and copying by the State, or other authorized representatives designated by the State. Monthly income statements and balance sheets for the Network will be provided to the Governing Body by I@I. All such records are the exclusive property of the State, and must be retained in accordance with Indiana Code 5-15-5.1 ET. SEQ., the Indiana Administrative Code and all State record retention policies. All such records shall be delivered immediately upon the termination of the Contract.

     I@I also agrees to make other changes requested by the Governing Body to comply with recommendations made in any audit, which changes are agreed to by both the Governing Body and I@I. Any such audit will be performed by a competent and reputable CPA licensed in Indiana and with the consent of the State Board of Accounts.

     To the extent the audit report discloses any discrepancies in the I@I charges, billings or financial records, and following a period for review and verification of the amount by I@I, I@I will adjust the next monthly bill as soon as reasonably possible, but not to exceed ninety (90) calendar days.
I@I shall cooperate to assure that verification is completed in a timely manner.

     The accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to-date postings and an audit trail through financial statements. Such books may either be maintained on paper or on computer with appropriate backup. I@I shall from the beginning of this Contract adopt the calendar year ending December 31, for reporting purposes.

     13.  MANAGEMENT REPORTS AND BUSINESS PLAN.

     Network operations and development shall generally be in accordance with the I@I proposal, and in particular in compliance with the DPE agreement and incorporated project plan. As deemed necessary or desirable, I@I may depart from such proposal or DPE project plan regarding non-material issues; however, in the event of any material departure, I@I must obtain the approval of the Governing Body and DPE in advance. I@I shall timely provide to the Governing Body all management, financial and operational and network reports as the Governing Body may reasonably request or as is provided for in the DPE agreement to implement the electronic access.

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     14.  I@I SHAREHOLDERS.

     I@I agrees to provide and continually keep updated a list of names and addresses of stockholders of I@I and the percentage of ownership of each stockholder.

     As a basic policy all shareholders of I@I shall be natural persons; however, exceptions to this requirement may be approved by the Governing Body on a case by case basis. Such approval is not to be unreasonably withheld. The intent of this section is that the Governing Body shall know the identity of all I@I investors, back to natural persons.

     15.  STATE TO DESIGNATE SUPERVISORY AGENCY

     The Governing Body shall have oversight of the Network. Oversight shall include, but not be limited to:

     a.   Establishing Network pricing upon recommendation from I@I and the DPE.

     b.   Establishing Network policy, with input from I@I.

     16. FULL-TIME EQUIVALENT POSITIONS AND SALARIES, BENEFITS AND RELATED EMPLOYER EXPENSES.

     I@I agrees to attain a staffing level during the first fiscal year of at least twelve full-time equivalent employee positions, based on an eight-hour work day per position, five days per working week unless the I@I and the Governing Body agree that such a staffing level is not necessary based on the level of DPE commitments.

     I@I employee salaries shall be reasonable in comparison with salaries for persons with like employment responsibilities, education and experience in this field and employed in the midwestern United States.

     The hiring, firing, recruitment, management, and training of I@I employees will not be the responsibility of the State. The State's involvement in the personnel affairs of I@I shall be limited to disclosure of the names and positions of officers and employees of I@I.

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     No officer, employee, director or shareholder of I@I shall receive ANY
COMPENSATION IN ANY FORM from I@I, except as and for services performed by such officer, employee, or director or shareholder for I@I on behalf of the Network.

     I@I shall be responsible for all required employer costs attributable to its officers and employees, including but not limited to, workers' compensation premiums and deductible, unemployment compensation tax withholding contributions, tax withholding contributions, and similar items.

     17.  BANK ACCOUNT FOR REVENUE AND PAYMENTS THEREFROM.

     a. General Provisions. The initial capital investment of I@I shall be $500,000. I@I shall establish one or more accounts in Indiana financial institutions which are federally insured, for deposit of revenue from network operations and shall furnish the Governing Body with the names of the institutions, the account numbers and the names of those persons having signatory authority. Any funds deemed by I@I to be "idle" or "excess" funds, (defined as those not required to meet immediate needs) may be deposited at I@I's discretion in money market accounts, treasury bills, or other suitable investment vehicles until needed.

     b. Payments from Accounts. Payments from the Network revenue accounts are authorized as follows:

          1. Payments to DPE's and/or the Commission for electronic access to information.

          2. Payment of ordinary, necessary and reasonable operating expenses for operation of the Network.

          3. Payment of reasonable system development costs, including programming (to the extent not covered by regular salary under ordinary operating expenses) and purchases or upgrades of software or hardware.

          4.   Payments to I@I, its shareholders or directors.

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     c.   Ownership of Accounts Receivable.  Accounts receivable, and proceeds therefrom not yet disbursed by the Network, which are generated from Network operations conducted by I@I, are the sole property of I@I until disbursed; however, the State shall have the right to inspect and copy such records during the regular business hours of I@I upon request in advance.

     18.  INCORPORATION BY REFERENCE.

     The entire BAA and the amendments thereto dated January 10 (A-1), February 17 (A-2) and March 1 (A-3), all in 1995, and the I@I proposal are attached hereto and incorporated into this Contract and made a part hereof. If there is any conflict between the terms of the BAA and the provisions of this Contract, the terms of the contract shall control. If there is any conflict between the BAA and the I@I proposal, the BAA shall control. If there is any conflict between the terms of the I@I proposal and this Contract, the terms of the Contract shall control. In the event situations arise which were not contemplated by the parties, or in the event that provisions herein are determined mutually by the parties to be unworkable or in the event that a change in terms would be mutually advantageous, this contract may be amended by mutual expressed written consent.

     19.  INSURANCE AND BONDS.

     I@I shall provide the Governing Body written proof, at the time of presenting this Contract for State approvals, of the following to be provided by a qualified firm authorized and admitted to do business in the state of
Indiana:

     a. Proof of a general comprehensive liability insurance policy in the amount of at least $500,000 and a deductible of not more than $5,000. The State of Indiana shall be listed as an additional insured.

     b. Employment Dishonesty Bond covering all I@I officers and employees in an amount of at least $100,000 per employee. The State shall be listed as obligee.

     c. I@I shall maintain all workers' compensation insurance coverage as required by law.

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     20.  TERMINATION OF CONTRACT.

     The State shall have the right to terminate this Contract for cause, subject to cure, by providing written notice of termination to I@I. Such notice shall specify the time, the specific provision of this Contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by I@I to avoid termination of the Contract. The State shall provide a period of time of up to sixty
(60) calendar days, unless otherwise specified in this Contract, for I@I to cure breaches and deficiencies of its performance obligations under this Contract.

     The State may terminate this Contract at any time and without cause if directed to do so by statute.

     21.  TERMINATION FOR CAUSE.

     For purposes of this Contract, the phrase "for cause" shall mean:

     a. Any material breach or evasion by I@I of the terms or conditions of this Contract and its amendments, if any.

     b. Ownership in I@I by a shareholder unacceptable to the State (for example, but not limited to, ownership by a multinational corporation).

     c. Substantial cessation or material degradation of Network services by I@I shall be cause for immediate termination of this Contract.

     d. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by I@I, its officers, directors or shareholders.

     e.   Dissolution of I@I or forfeiture of its corporate existence.

     f. Repeal of the Commission's or a DPE's enabling statutes. This is cause for immediate termination, unless another agency is designated for such oversight within a reasonable time thereafter.


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     g.   Amendment of the Commission's or DPE's enabling statute or an adverse judicial decision by a court of competent jurisdiction, which has the effect of rendering network operations no longer feasible.

     h.   Insolvency of I@I

     i.   Material breach of an agreement with any DPE.

     j. Intentional or negligent act or omission by I@I resulting in the disclosure of any information clearly indicated as being confidential.

     22.  MULTI-TERM FUNDING CANCELLATION CLAUSE

     When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of this Contract or of a DPE agreement, the Contract or the DPE agreement shall be immediately cancelled. A determination by the State Budget Director that funds are not appropriated or otherwise available to support continuation of the Contract or DPE agreement shall be final and conclusive.

     23.  FORCE MAJEURE

     In the event that either party is unable to perform any of its obligations under this contract or to enjoy any of its benefits because of (or if failure to perform the services is caused by) natural disaster, actions or decrees of governmental bodies, or other event or failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall use reasonable efforts to resume performance. Upon receipt of such notice, all obligations under this Contract shall be immediately suspended. If the period of nonperformance exceeds sixty (60) calendar days from the receipt of notice of the Force Majeure event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Contract without incurring any liability, liquidated damages or termination charges whatsoever.

     24.  STANDARD USE MESSAGES.

     If necessary or required by law, I@I shall cause the Network to display a standard use message upon initial log-on to the Network, and each Network user shall be required to verify

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compliance with said message terms.  Upon subsequent log-ons, such message may be displayed only, without verification, if prior verification is logged in user file. Messages shall state in understandable and clear terms what, if any, restriction(s) exist with regard to accessing the information, and that the individual accessing the information must accept any and all such restriction(s) before proceeding with the authorized access. Moreover, in addition to any overall messages, the Network shall include any language or restriction as is required by Indiana law for information from a particular DPE. The standard use message shall be updated to comply with any amendments to the law.

     25.  DATA PROVIDING ENTITY ACCESS.

     a. DPE's must have terminal (read) access to the computerized log of Network users accessing DPE data and their security status, without access cost to the DPE's. The DPE's will be responsible for the cost of terminal(s) and the cost of a dial-up or lease line, whichever is used.

     b. DPE's must be able to sign on to I@I's system to audit the dissemination of its records. On-line audit capability must be available for the length of time specified by the data owning agencies after transaction processing. After the on-line retention period has expired, I@I shall, as specified between I@I and the DPE's, retain, destroy, or provide the record information to the data owning agencies without cost.

     At a minimum, the Network shall retain the following data: name of Network user, transaction data and time, type of inquiry and access keys.

     c.   I@I shall notify affected DPE's and the Governing Board within two
(2) hours of unauthorized attempts to bypass Network security. The notice shall contain detailed information to aid the affected DPE in examining the matter.

     26.  PATENT, COPYRIGHT, TRADEMARK AND TRADE SECRET INDEMNITY.

     I@I shall indemnify, defend and hold harmless the State against any claim that any programming or operation provided by or to be provided by I@I infringes a U.S. patent or

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copyright, trade secret or trademark of any person or entity, and the
Contractor will pay all resulting costs, damages, and attorney's fees finally awarded.

     The State shall be provided with prompt notice of any claim of infringement, and I@I shall have the exclusive right to defend or settle such claim at I@I's option except that the State shall have the right to participate in the defense when issues of State law or policy are involved. The State shall cooperate with I@I in its defense or settlement of such claim at no expense to the State.

     If I@I determines that, as a result of such claim the right of users to use the Network is likely to be abridged, I@I shall (a) take all reasonable steps necessary to procure for the State the right to continue to use programming or operation; or (b) modify the Network so that no such abridgment will occur and correspondingly reduce charges if the modified Network is not substantially comparable to what it was before the modification. If (a) and (b) fail, then I@I may discontinue such service without liability.

     27.  LIABILITY.

     The State of Indiana, its agents and employees shall not be legally responsible to I@I for errors due to Network problems.

     I@I agrees for itself, its agents, employees and assigns to hold indemnify, defend and hold harmless the Commission and the State, its agents and employees from any and all loss, damage or liability caused by I@I's intentional acts, negligent acts or omissions or material failure to perform under the terms of this Contract.

     I@I agrees that it has no right of subrogation or contribution from the State of Indiana for any judgment rendered against I@I or any claim settled by I@I.

     The Commission warrants through its representative's signature hereto that it has the legal authority to enter into this Contract with I@I.

     28.  ASSIGNMENT AND SUBCONTRACTING.

     I@I may not assign any of its rights or delegate any of its duties hereunder unless done pursuant to prior written consent of the Governing Body.


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     I@I may subcontract portions of work to be performed by it under this
Contract with the written consent of the Governing Body.

     I@I shall be fully responsible for all performance activities, compliance with this Contract and all DPE agreements and compliance with all federal, state and local laws including, but not limited to, any equal employment opportunity and affirmative action statutes and regulations, for all subcontractors, if used.

     29.  COMPLIANCE WITH LAWS

     I@I agrees to comply with all applicable federal, state and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. I@I hereby agrees to indemnify and hold the State harmless from any and all loss, damage or liability resulting from a violation on the part of I@I of such laws, rules, regulations or ordinances except such as is caused or induced by the Commission, the Governing Body or any DPE. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Contract shall be reviewed by the Indiana Attorney General and I@I to determine whether the Contract requires a formal amendment.

     30.  NONDISCRIMINATION

     Pursuant to IC 22-9-1-10, I@I and its subcontractors, if any, shall not discriminate against any employee or applicant for employment, to be employed in the performance of this Contract, with regard to the person's hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of that person's race, color, religion, sex, handicap, national origin, ancestry or status as a veteran. I@I understands that the State is a recipient of federal funds. Pursuant to that understanding, I@I, and its subcontractors, if any, agree that if the I@I at any time employs fifty (50) or more employees and generates at least $50,000 worth of business and is not exempt, I@I will comply with the affirmative action reporting requirements of 41 CFR 60-1.7, as amended. Breach of this covenant may be regarded as a material breach of the Contract. The State shall comply with Section 202 of Executive Order 11246, as amended, 41 CFR 60-250, and 41 CFR 60-741, as amended, which are incorporated herein by specific reference.

     31.  GOVERNING LAW

     This Contract shall be construed in accordance with and governed by the laws of state of Indiana, and suit, if any, must be brought in the state of Indiana.

     32.  SEVERABILITY

     Should any section of this Contract be found invalid, ineffective or unenforceable under present or future law, the remainder of the sections shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     33.  TAXES

     The State is exempt from all federal, state, and local taxes. The State will not be responsible for any taxes levied on I@I in performing hereunder.

     34.  WAIVER OF BREACH

     No waiver of a breach of any section of this Contract shall constitute a waiver of any other breach, or of such section. Failure of the State to enforce at any time, any section of this Contract shall not be construed as a waiver thereof.

     35.  MAINTAINING A DRUG FREE-WORKPLACE

     a. I@I hereby covenants and agrees to make a good faith effort to provide and maintain during the term of this Contract a drug-free workplace, and that it will give written notice to the Governing Body and the Indiana Department of Administration within ten (10) working days after receiving actual notice that an employee of I@I has been convicted of a criminal drug violation occurring in I@I's workplace.

     b. In addition to the requirements in subsection a. above, if the total Contract value is in excess of $25,000.00, I@I hereby further agrees that this Contract is expressly subject to the terms, conditions, and representations obtained in the Drug-Free Workplace Certification executed by I@I in conjunction with this Contract, which is appended to this Contract and incorporated herein by reference.

     c. It is further expressly agreed that the failure of I@I to in good faith comply with the terms of subsection a. above or falsifying or otherwise violating the terms of the certifications referenced in subsection b. above shall constitute a material breach of this Contract, and shall entitle the State to impose sanctions against I@I including, but not limited to, suspension of Contract payments, termination of this Contract and/or debarment of the I@I from doing further business with the State for up to three (3) years.

     36.  NON-COLLUSION AFFIDAVIT

     I@I, by the signature of its duly authorized representative to the attached non-collusion affidavit, swears, affirms, and gives assurance that there has been no collusion between I@I and any State employee, officer or agent in the awarding of this Contract, and that I@I has, prior to the execution of the affidavit, caused an inquiry to be made of all interested employees, agents, or representatives of I@I to ensure compliance.

     37.  PENALTIES/INTEREST/ATTORNEY'S FEES

     The State will in good faith perform its required obligations under this Contract and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required specifically by Indiana law, in part, IC 5-17-5-1 ET. SEQ., IC 34-2-22-1 ET. SEQ., and IC 34-4-16-1.1 ET.
SEQ.

     38.  PROHIBITION AGAINST HIRING STATE EMPLOYEES

     Throughout the entire term of this Contract, including any renewal period(s) and for six (6) months following the termination of the Contract, I@I covenants and hereby agrees that it shall not hire or represent, or assist in any way, any existing or future Sister Network Company in the hiring of any State employee to work for I@I or any existing or future Sister Network Company unless otherwise agreed to by the State.

     39.  FAITHFUL PERFORMANCE BOND

     Within ninety (90) days following the execution of this Contract by both parties, I@I shall deliver a faithful performance bond or a certified or cashier's check in the amount of Fifty Thousand U.S. Dollars and No Cents ($50,000) to the Commission. The performance bond may be forfeited upon the Governing Body's determination that a material breach of Contract exists.

The Governing Body shall deduct the amount of the bond from the total damages due and owing to the State for the material breach. If a performance bond is used, it must be supplied by a surety company authorized to do business in the state of Indiana as certified by the Indiana Department of insurance.
The performance bond must be made payable to Commission. The Commission may hold the bond or check for a period not to exceed six months (6) months from the date of its delivery, and shall be promptly delivered to I@I upon demand and following the expiration of the six (6) month period.

     40.  WARRANTY

     I@I warrants, represents and assures that during the entire term of the Contract, and any renewal period, that the Network, and I@I's related management services thereof, shall comply with all the requirements set forth in the BAA as well as the responses provided in I@I's proposal and the requirements and performance standards mutually agreed to in writing in the individual DPE agreements.

     I@I further warrants that it will perform all of its personal services to the State at all times in a workmanlike manner, with a professional degree of skill and in a timely fashion consistent with schedules and work plans.

     41.  DISASTER RECOVERY

     I@I shall deliver to the Governing Body a copy of I@I's written disaster recovery plan (hereafter, DRP) no later than six (6) months after Contract execution or ninety (90) days following public access to the first commercial offering made available hereunder. The DRP shall indicate in detail how I@I will meet its proposal representation that I@I shall make a good faith effort to recover all ongoing network management services within twenty-four (24) hours from the time of a disaster declaration. The DRP shall at a minimum establish that I@I has made all the necessary and binding arrangements to secure alternative facilities, equipment, software, services necessary to meet I@I's disaster recovery commitments. The DRP shall also include a testing process to validate the probable success of the DRP and such results shall be shared with the Governing Body. A failure of I@I to establish a DRP acceptable to the Governing Body or a failure of I@I to have in place the necessary binding arrangements to implement a sound and orderly DRP or a failure of testing to show that the DRP will be reasonably successful shall be grounds for the Governing Body to exercise its rights as is appropriate under the Termination for Cause section 21, above. Supplemental disaster recovery commitments to this initial DRP may be identified in the individual DPE agreements as is required for a particular Network service.

     42.  COUNTERPARTS

     This Contract shall be executed simultaneously in two counterparts, each of which will be deemed an original, but all of which together will constitute one in the same instrument.

     43.  ENTIRE AGREEMENT

     This Contract constitutes the entire understanding between the parties and supersedes all other prior written or oral agreements between the parties with respect to the subject matter hereof. This Contract may be amended only by a writing signed by the parties thereto.

     The parties having read and understood the foregoing sections of the Contract including all documents and exhibits incorporated therein by reference, expressly agree to these terms and conditions as evidenced by their respective dated signatures below:







            THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

INDIAN@ INTERACTIVE, INC.

     /s/William F. Bradley, Jr., President          7-18-95
------------------------------------------          -------

ATTEST:

     /s/Jeffery S. Fraser                           7-18-95
-------------------------                           -------

                             FOR THE STATE OF INDIANA:



   Intelenet Commission:                   Attested by:


   ----------------------------------      ----------------------------------
   Signature of Commission Chair           Jerry Sullivan
                                           Executive Director

   ----------------------------------
   Printed Name                            Date:
                                                -----------------------------
   Date:
        ------------------------------

   Department of Administration:           State Budget Agency:


   -----------------------------------     ----------------------------------
   William Shrewsberry                     Katherine L. Davis
   Commissioner                            Director

   Date:                                   Date:
        ------------------------------          -----------------------------

                                           Approved as to form and legality:


                                           ----------------------------------
                                           Pamela Carter
                                           Attorney General

                                           Date:
                                                -----------------------------

                                  STATE OF INDIANA
                         DRUG-FREE WORKPLACE CERTIFICATION

     This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of $25,000. No award of a contract or grant shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000, shall be valid unless and until this certification has been fully executed by the Contractor or Grantee and attached to the contract or agreement as part of the contract documents. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of the contract or agreement and/or debarment of contracting opportunities with the State for up to three (3) years.

     The Contractor/Grantee certifies and agrees that it will provide a drug-free workplace by:

     (a) Publishing and providing to all of its employees a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition; and

     (b) Establishing a drug-free awareness program to inform employees about (1) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

     (c)  Notifying all employees in the statement required by subparagraph
(a) above that as a condition of continued employment the employee will (1) abide by the terms of the statement; and (2) notify the employer of any criminal drug statute conviction for a violation occurring in the workplace no Later than five (5) days after such conviction;

     (d) Notifying in writing contracting state Agency and the Indiana Department of Administration within ten (10) days after receiving notice from an employee under subdivision (c)(2) above, or otherwise receiving actual notice of such conviction;

     (e)  within thirty (30) days after receiving notice under subdivision
(c)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State or Local health, law enforcement, or other appropriate agency; and

     (f) Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (a) through (e) above.

     THE UNDERSIGNED AFFIRMS, UNDER PENALTIES OF PERJURY, THAT HE OR SHE IS AUTHORIZED TO EXECUTE THIS CERTIFICATION ON BEHALF OF THE DESIGNATED ORGANIZATION.


     Indian@Interactive, Inc.                     ------------------------
     ------------------------                     Contract/Grant ID Number
     Printed Name of Organization

     /s/William F. Bradley, Jr.,                  ------------------------
     President                                              Date

     Signature of Authorized Representative

     William F. Bradley, Jr.
     -----------------------
     Printed Name and Title